Exhibit 99.2

Q4 2009 Highlights February 8, 2010

Q409 Highlights

Fourth Quarter 2009 Highlights: Exceeded Guidance in all Areas Revenue was $146.4 million, up 33% compared to $110.3 million in Q4’08. Revenue increased 48% sequentially Bookings were $262.2 million, surpassing our prior record level of $225.6 million; December 31 backlog was $402 million Net income was $18.7 million, or $0.50 per share, compared to net loss of ($74.0) million, or ($2.35) per share, in Q4’08 Veeco’s earnings per share, excluding certain items, was $0.41 compared to earnings per share of $0.15 in Q4’08 All three businesses were profitable

Fourth Quarter 2009 Highlights: Exceeded Guidance in all Areas (continued) Operating expenses $43.3 million Up $8.9M sequentially from bonus/profit sharing, selling expenses and LED & Solar R&D for next generation tools OPEX down sequentially as a percentage of sales from 34.8% to 29.6% Q4’09 gross margins were 45%, ahead of guidance of 43-44%; all three businesses reported sequential GM improvement Strong cash and balance sheet performance: Company generated $37M in cash from operations Proceeds of $130M from equity offering (October 2009) Record inventory turnover of 4.2 times

Q4 2009 Financial Highlights $0.15 $0.16 $0.41 EPS (Non-GAAP) $8.0 $8.9 $25.1 EBITA ($77.1) $3.5 $20.5 Operating Income (Loss) 39.5% 41.4% 45.0% Gross Margin $110.3 $98.9 $146.4 Revenues $88.5 $225.6 $262.2 Orders Q4’08 Q3’09 Q4’09 ($M except EPS) See reconciliation to GAAP at end of presentation

LED & Solar Grows As Percentage of Veeco: Fourth Quarter Results LED & Solar Process Equipment Data Storage Process Equipment LED & Solar Process Equipment Data Storage Process Equipment (67%) (19%) (68%) (20%) (12%) Q4 09 Revenues ($M) $146 Million Q4 09 Bookings ($M) $262 Million Metrology Metrology (14%) $32 $177 $53 $21 $98 $27

Q4 ‘09 Segment Performance (Sequential Change) 8.9 25.1 48% 98.9 146.4 16% 225.6 262.2 Veeco Total (2.7) (4.5) -- -- -- -- Unallocated Corporate 0.4 1.4 13% 24.2 27.3 11% 29.2 32.4 Metrology 1.6 1.2 -3% 21.7 21.0 209% 17.2 53.1 Data Storage EBITA Revenue Bookings 179.2 Q3’09 98.1 Q4’09 53.0 Q3’09 85% Change 27.0 Q4’09 9.6 -1% 176.7 LED & Solar Q3’09 Change Q4’09 $M All Segments Profitable in Q3 and Q4 See reconciliation to GAAP at end of presentation

Record Q4’09 Bookings Q4’09 bookings $262.2M, up 16% sequentially and nearly 200% higher than prior year LED & Solar: $177M in orders with 16 LED manufacturers placing orders for Veeco MOCVD Accelerating demand for TV and laptop backlighting General illumination in “early innings” Data Storage: Strong recovery of $53M; orders up over 200% sequentially as key hard drive customers invested in Veeco technology for front and back-end applications Metrology: Orders $32M, best order quarter in six quarters due to new product traction and modest improvement in scientific research and industrial spending Q4 book to bill 1.79 to 1.00

------- ------- $135.0 Short-term Investments $359.1 $101.2 $605.4 $59.4 $317.3 $148.6 12/31/2009 12/31/2008 9/30/2009 $225.8 $198.1 Shareholder’s Equity $98.5 $100.5 Long-Term Debt (including current portion) $429.5 $409.8 Total Assets $64.4 $59.3 Fixed Assets, Net $168.5 $154.5 Working Capital $103.8 $109.4 Cash Equivalents Veeco Balance Sheet (in millions)

2009 Full Year Highlights

Veeco 2009 Accomplishments Summary Executed an Aggressive Restructuring Program Maintained positive operating cash flow throughout the sharpest downturn in the history of the industry Created a leaner structure with a higher percentage variable cost to substantially improve profitability Strengthened the Balance Sheet though Completion of Secondary Offering, Aggressive Cost Control and Improved Working Capital Management Rebalanced Business Portfolio Realigned resources and management focus in favor of strategic growth areas

FY 2009 FY 2008 LED & Solar Grows As Percentage of Veeco: Full Year 2009 Results Bookings Revenue $425M $640M $443M $380M Data Storage $149M 34% of Total Metrology $128M 29% of Total LED & Solar $166M 37% of Total Data Storage $139M 32% of Total Metrology $126M 30% of Total LED & Solar $160M 38% of Total LED & Solar $205M 54% of Total Metrology $98M 26% of Total Data Storage $77M 20% of Total LED & Solar $441M 69% of Total Metrology $101M 16% of Total Data Storage $98M 15% of Total

2009 – Orders, Sales and Profit Improve in Every Quarter 17.2% 25,136 29.6% 43,335 17,660 25,675 45.0% 65,888 146,367 262,185 Q4’09 4.7% 9.0% (8.8)% (15.4)% % 17,950 8,857 (6,371) (9,672) EBITA 37.8% 34.8% 45.7% 52.5% % 143,674 34,451 32,910 32,978 OPEX 57,430 13,721 13,163 12,886 R&D 86,244 20,730 19,747 20,092 SG&A 40.3% 41.4% 33.9% 34.9% % 153,090 40,909 24,385 21,908 Gross Profit 380,150 98,914 72,020 62,849 Sales 639,542 225,636 98,671 53,050 Orders FY Q3’09 Q2’09 Q1’09 Actual (000’s) See reconciliation to GAAP at end of presentation

2009 Restructuring and Top Line Recovery Impact All Key Metrics



Total Sales ($M)
160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
0.0
Q1'08 Q2'08 Q3'08 Q4'08 Q1'09 Q2'09 Q3'09 Q4'09



Gross Margin %
50
40
30
20
10
0
Q1'08 Q2'08 Q3'08 Q4'08 Q1'09 Q2'09 Q3'09 Q4'09



EBITA %
20.0%
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
-20.0%
Q1'08 Q2'08 Q3'08 Q4'08 Q1'09 Q2'09 Q3'09 Q4'09



OPEX %
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
Q1'08 Q2'08 Q3'08 Q4'08 Q1'09 Q2'09 Q3'09 Q4'09

See reconciliation to GAAP at end of presentation

14 ©2010 Veeco Instruments Inc Q409 Financial Highlights

Q1 2010 Guidance and Outlook

Q1 2010 Guidance Revenues $150 – 165 million GAAP EPS $0.50 – $0.62 per share Non-GAAP EPS $0.41 – $0.50 (utilizing 35% tax rate) [Note: Share Count 42M Diluted/38.5M non-Diluted] See reconciliation to GAAP at end of presentation

Restructuring Activities & Top Line Recovery Drive Significant EBITA Improvement 17% $43M 45% $146M Q4’09A 18-20% $39-$41M 43-44% $150-165M Q1’10 Forecast (9%) $33M 34% $72M Q2 ‘09A 9% (15%) 7% EBITA% $34M $33M $37M Operating Spending 41% 35% 40% GM $99M $63M $110M Revenue Q3 ’09A Q1 ‘09A Q4 ‘08A See reconciliation to GAAP at end of presentation

Business Outlook: Improving 2010 Revenue and Profit in All Three Businesses Veeco begins 2010 with unprecedented momentum: ended 2009 with record level of backlog of $402 million: $317M LED & Solar; $60M Data Storage; $25M Metrology LED & Solar business patterns remain strong in Q1: Similar to what we experienced in the latter half of 2009 Multi-tool system orders being quoted across a large number of customers Strong interest in our newly introduced K465i MOCVD system Increasing manufacturing capacity to satisfy customer demand: Q1 45 tools or more; Q2 goal 70 tools Putting plans in place to get to 120 tool capacity by Q4 as market requires Data Storage business in excellent position starting 2010 Metrology outlook favorable with strong new product pipeline and lower cost structure

Back-up and Reconciliation Data

Statements of Operations (in Thousands, except per share data) 31,347 32,628 31,500 37,742 Diluted weighted average shares outstanding 31,347 32,628 31,500 35,623 Weighted average shares outstanding ($2.40) ($0.48) ($2.35) $0.50 Diluted net income (loss) attributable to Veeco ($2.40) ($0.48) ($2.35) $0.53 Net income (loss) attributable to Veeco Income (loss) per common share: $ (75,191) $ (15,567) $ (73,953) $ 18,745 Net income (loss) attributable to Veeco (230) (65) (30) - Net loss attributable to noncontrolling interest (75,421) (15,632) (73,983) 18,745 Net income (loss) including noncontrolling interest 1,892 1,347 (968) 5 Income tax provision (benefit) (73,529) (14,285) (74,951) 18,750 Income (loss) before income taxes (3,758) - (3,758) - Gain on extinguishment of debt 6,729 6,850 1,632 1,787 Interest expense, net (70,558) (7,435) (77,077) 20,537 Operating income (loss) 247,152 158,997 117,232 45,351 Total operating expenses (668) 790 (77) (307) Other (income) expense, net 73,322 304 73,037 - Asset impairment charge 10,562 7,680 3,567 113 Restructuring expense 10,745 7,338 3,215 1,901 Amortization expense 60,353 57,430 15,180 17,660 Research and development expense 92,838 85,455 22,310 25,984 Selling, general and administrative expense Operating expenses: 176,594 151,562 40,155 65,888 Gross profit 266,215 228,587 70,189 80,479 Cost of sales $ 442,809 $ 380,149 $ 110,344 $ 146,367 Net sales (Unaudited) (Unaudited) (Unaudited) 2008 2009 2008 2009 December 31, December 31, Year ended Three months ended

Balance Sheets (In thousands) $ 429,541 $ 605,372 Total liabilities and equity 225,810 359,059 Total equity 784 - Noncontrolling interest 225,026 359,059 Equity attributable to Veeco 105,261 107,195 Total non-current liabilities 2,391 1,192 Other non-current liabilities 98,330 100,964 Long-term debt 4,540 5,039 Deferred income taxes 98,470 139,118 Total current liabilities 354 829 Income taxes payable 196 212 Current portion of long-term debt 1,346 2,520 Deferred profit 66,964 106,445 Accrued expenses $ 29,610 $ 29,112 Accounts payable Current liabilities: LIABILITIES AND EQUITY $ 429,541 $ 605,372 Total assets 39,011 30,126 Other assets, net 59,160 59,422 Goodwill 64,372 59,389 Property, plant and equipment, net 266,998 456,435 Total current assets 2,185 3,105 Deferred income taxes 6,425 7,819 Prepaid expenses and other current assets 94,930 77,564 Inventories, net 59,659 84,358 Accounts receivable, net - 135,000 Short-term investments $ 103,799 $ 148,589 Cash and cash equivalents Current assets: (Unaudited) ASSETS 2008 2009 December 31, December 31,

Reconciliation - Unaudited (In thousands, except per share data)

	Three months ended December 31,		Year ended December 31,	
	2009	2008	2009	2008
Operating income (loss)	$20,537	($77,077)	($7,435)	($70,558)
Adjustments:				
Amortization expense	1,901	3,215	7,338	10,745
Equity-based compensation expense	2,584	1,838	8,537	7,509
Restructuring expense	113	3,567	7,680 (1)	10,562 (2)
Purchase accounting adjustment	-	565	-	1,492 (3)
Inventory write-off	-	2,900	1,526 (4)	2,900 (5)
Asset impairment charge	-	73,037	304 (6)	73,322 (7)
Earnings before interest, income taxes and amortization excluding certain items ("EBITA")	25,135	8,045	17,950	35,972
Interest expense, net	1,787	1,632	6,850	6,729
Gain on extinguishment of debt	-	(3,758)	-	(3,758)
Adjustment to exclude gain on extinguishment of debt	-	3,758	-	3,758
expense	(732) (8)	(734) (8)	(2,846) (8)	(2,918) (8)
Earnings excluding certain items before income taxes	24,080	7,147	13,946	32,161
Income tax provision at 35%	8,428	2,501	4,881	11,256
Earnings excluding certain items	15,652	4,646	9,065	20,905
Loss attributable to noncontrolling interest, net of income tax benefit at 35%	-	(20)	(42)	(150)
Earnings excluding certain items attributable to Veeco	$15,652	$4,665	$9,107	$21,054
Earnings excluding certain items per diluted share attributable to Veeco	$0.41	$0.15	$0.27	$0.67
Diluted weighted average shares outstanding	37,742	31,564	33,389	31,516

(1) During the year ended December 31, 2009, the Company recorded a restructuring charge of $7.7 million, of which $0.1 million was recorded during the fourth quarter. These restructuring charges consisted principally of $6.3 million of personnel severance costs, $0.9 million of lease-related charges and $0.5 million of moving and consolidation costs associated with vacating two facilities in our Data Storage Process Equipment segment.

(2) During 2008, the Company recorded a restructuring charge of $10.6 million, of which $3.6 million was incurred during the fourth quarter, $4.1 million was incurred during the third quarter and $2.9 million was incurred during the first quarter. These restructuring charges consisted of personnel severance costs and lease-related commitments.

(3) During 2008, the Company recorded $1.5 million in cost of sales related to the acquisition of Mill Lane Engineering, of which $0.6 million was recorded during the fourth quarter. This was the result of purchase accounting, which requires adjustments to capitalize inventory at fair value.

(4) During the first quarter of 2009, the Company recorded a $1.5 million inventory write-off in our Data Storage Process Equipment segment associated with the discontinuance of certain products. This charge was included in cost of sales in the GAAP income statement.

(5) During the fourth quarter of 2008, the Company recorded a $2.9 million inventory write-off in its Metrology segment associated with legacy semiconductor products. This was included in cost of sales in the GAAP income statement.

(6) During the second quarter of 2009, the Company recorded a $0.3 million asset impairment charge in our Data Storage Process Equipment segment for assets no longer being utilized.

(7) During 2008, the Company recorded a $73.3 million asset impairment charge, of which $73.0 million was recorded during the fourth quarter and $0.3 million was recorded during the first quarter. The fourth quarter charge consisted of $52.3 million related to goodwill and $20.7 million related to other long-lived assets. The first quarter charge consisted of $0.3 million related to fixed asset write-offs associated with the consolidation and relocation of our Corporate headquarters.

(8) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

NOTE: The above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.

22 ©2010 Veeco Instruments Inc Q409 Financial Highlights

Segment Bookings, Revenues & Reconciliation

(in thousands)

(unaudited)	Three months ended December 31, 2009	Three months ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2008
LED & Solar Process Equipment				
Bookings	$ 176,692	$ 43,649	$ 440,784	$ 160,162
Revenues	$ 98,103	$ 37,608	$ 205,153	$ 165,812
Operating income	$ 25,442	$ 783	$ 26,763	$ 19,616
Amortization expense	796	1,587	3,137	4,627
Equity-based compensation expense	739	172	1,358	495
Restructuring expense	67	725	1,196	732
Purchase accounting adjustment	-	565	-	1,492
EBITA **	$ 27,044	$ 3,832	$ 32,454	$ 26,962
Data Storage Process Equipment				
Bookings	$ 53,118	$ 13,968	$ 97,497	$ 138,653
Revenues	$ 21,040	$ 45,026	$ 77,259	$ 149,123
Operating income (loss)	$ 703	$ (42,877)	$ (7,430)	$ (35,411)
Amortization expense	386	934	1,599	3,790
Equity-based compensation expense	128	297	1,020	990
Restructuring expense	(49)	272	3,006	396
Inventory write-off	-	-	1,526	-
Asset impairment charge	-	51,102	304	51,102
EBITA **	$ 1,168	$ 9,728	$ 25	$ 20,867
Metrology				
Bookings	$ 32,375	$ 30,884	$ 101,261	$ 125,622
Revenues	$ 27,224	$ 27,710	$ 97,737	$ 127,874
Operating income (loss)	$ 681	$ (30,044)	$ (9,934)	$ (31,348)
Amortization expense	508	585	2,170	1,880
Equity-based compensation expense	143	261	990	858
Restructuring expense	46	511	2,843	1,138
Inventory write-off	-	2,900	-	2,900
Asset impairment charge	-	21,935	-	21,935
EBITA (Loss)**	$ 1,378	$ (3,852)	$ (3,931)	$ (2,637)
Unallocated Corporate				
Operating (loss) income	$ (6,289)	$ (4,939)	$ (16,834)	$ (23,415)
Amortization expense	211	109	432	448
Equity-based compensation expense	1,574	1,108	5,169	5,166
Restructuring expense	49	2,059	635	8,296
Asset impairment charge	-	-	-	285
Loss **	$ (4,455)	$ (1,663)	$ (10,598)	$ (9,220)
Total				
Bookings	$ 262,185	$ 88,501	$ 639,542	$ 424,437
Revenues	$ 146,367	$ 110,344	$ 380,149	$ 442,809
Operating income (loss)	$ 20,537	$ (77,077)	$ (7,435)	$ (70,558)
Amortization expense	1,901	3,215	7,338	10,745
Equity-based compensation expense	2,584	1,838	8,537	7,509
Restructuring expense	113	3,567	7,680	10,562
Purchase accounting adjustment	-	565	-	1,492
Inventory write-off	-	2,900	1,526	2,900
Asset impairment charge	-	73,037	304	73,322
EBITA **	$ 25,135	$ 8,045	$ 17,950	$ 35,972

** Refer to footnotes on Reconciliation for further details.

23
©2010 Veeco Instruments Inc
Q409 Financial Highlights

Veeco

Reconciliation of Operating Income to Income Excluding Certain Items - Unaudited (in thousands, except per share data) (Unaudited) Adjustment to exclude non-cash interest expense on convertible subordinated notes. NOTE The above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on earnings before interest, income taxes and amortization excluding certain items ("EBITA"), which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information. 42,000 42,000 Diluted weighted average shares outstanding $0.50 $0.41 Income per diluted share excluding certain items $20,881 $17,328 Income excluding certain items 11,243 9,331 Income tax expense at 35% 32,124 26,659 Income excluding certain items before income taxes (1) (741) (1) (741) Adjustment to add back non-cash portion of interest expense 1,699 1,699 Interest expense, net 33,082 27,617 excluding certain items ("EBITA") Income before interest, income taxes and amortization 2,233 2,233 Equity-based compensation expense 1,721 1,721 Amortization expense Adjustments: $29,128 $23,663 Operating income HIGH LOW months ended March 31, 2010 Guidance for the three